EXHIBIT 10.1

Global Private Client Group
Merrill Lynch Business Financial Services Inc.
15 Exchange Place, 4th Floor
Jersey City, NJ 07302
T: 201-593-7948
F: 201-593-7871

Pauline Roh
Vice President
As of November 30, 2005

Exactech, Inc.

2320 NorthWest 66th Court

Gainesville, FL 32653

LETTER AGREEMENT

Re:	WCMA Loan and Security Agreement No. 2BN-07R53 dated as of June 25, 2004

Gentlemen:

This Letter Agreement given by Merrill Lynch Business Financial Services Inc. (“MLBFS”), and agreed and accepted by Exactech, Inc. (the “Customer”) memorializes certain modifications to a certain WCMA Loan and Security Agreement No. 2BN-07R53, by and between Customer and MLBFS dated as of June 25, 2004 (the “Loan Agreement”).

Accordingly, for good and valuable consideration (the receipt and sufficiency being hereby acknowledged), the parties hereto acknowledge and agree, that subject to the satisfaction of the conditions to effectiveness set forth below and, in any event, further subject to the terms and agreements of this Letter Agreement, the Loan Agreement shall be modified as follows:

Definitions

Unless otherwise defined herein, capitalized terms used in this Letter Agreement shall have the meanings set forth in the Loan Agreement.

Increase of Line of Credit

The WCMA Line of Credit provided to Exactech, Inc. pursuant to the Loan Agreement is hereby increased to $24,000,000. As a result of and to give effect to said increase, the defined term “Maximum WCMA Line of Credit” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Maximum WCMA Line of Credit” shall mean $24,000,000.00 or the Available Borrowing Base, when applicable pursuant to Section 2.3.”

Amendments to Loan Agreement

1. The definition of “Applicable Margin” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Margin” shall mean initially 200 basis points (2.00%) per annum until such time as Customer has provided to MLBFS the financial statements and compliance certificates required pursuant to Section 3.2(a)(ii) of this Loan Agreement for the fiscal quarter ending December 31, 2005, at which time the Applicable Margin shall be determined in accordance with the pricing grid set forth below based on the ratio of Funded Debt to EBITDA (determined in accordance with this Loan Agreement) calculated based upon the financial information reported in the most recently received financial statement required pursuant to Section 3.2(a)(i) or (ii) of this Loan Agreement, as the case may be:

Tier Level	Funded Debt to EBITDA	Applicable Margin

IV	If ratio is greater than or equal to 2.00	237.5 basis points(2.375%)

III	If ratio is less than 2.00 but greater than or equal to 1.50	200.0 basis points(2.000%)

II	If ratio is less than 1.50 but greater than or equal to 1.00	175.0 basis points (1.750%)

I	If ratio is less than 1.00	150 basis points (1.500%)

The Applicable Margin shall be adjusted quarterly and said adjustment shall take effect five (5) Business Days after receipt of the financial statements required pursuant to Section 3.2(a)(i) or (ii) of this Loan Agreement, as the case may be. The foregoing notwithstanding, the Applicable Margin shall be equal to the Default Rate upon the occurrence and during the continuance of any Default under this Loan Agreement or any Loan Document.”

2. There shall be inserted a new definition of “Asset Disposition” in Section 1.1 of the Loan Agreement, which shall read as follows:

““Asset Disposition” shall mean any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset, but excluding dispositions permitted under Section 3.4(d) hereof.”

3. The definition of “Borrowing Base” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Borrowing Base” shall mean, on any date, the sum of (i) 80% of Eligible Accounts and (ii) the lesser of (a) 50% of Eligible Inventory (excluding surgical instrumentation held as inventory as included on Customer’s books and records)

or (b) $17,000,000; less in all cases (i) any reserves imposed by MLBFS from to time in its reasonable discretion and (ii) the maximum amount of Customer’s obligations under that certain Guaranty (the “Guaranty”) dated of even date herewith, made by Customer in favor of MLBFS, guarantying certain obligations owing to MLBFS by Altiva Corporation (said maximum amount currently being $4,500,000, to be increased to $6,000,000 beginning July 1, 2006).”

4. The definition of “Collateral” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Collateral” shall mean the Note, dated October 29, 2003, made by Altiva Corporation in favor of Customer in the amount of up to $5,000,000, the WCMA Account, all Accounts, Chattel Paper, Contract Rights, Inventory, all Trademarks, Patents, Copyrights and all other intellectual property, Equipment, General Intangibles, Deposit Accounts, Documents, Instruments, Investment Property and Financial Assets of Customer, howsoever arising, whether now owned or existing or hereafter acquired or arising, and wherever located; together with all parts thereof (including spare parts), all accessories and accessions thereto, all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the collateral described in Section 3.6 (b) hereof; provided that Collateral shall be limited to the above items of personal property and shall not include any interest in real property of the Borrower or any buildings, structures and improvements now and hereinafter located on such real property, or the fixtures attached thereto, including, without limitation, any gas, steam, electric, water and other heating, cooking, refrigerating, plumbing, ventilating, irrigating and power extensions, appliances, fixtures and appurtenances, including air-conditioning ducts, machinery and equipment (for the avoidance of doubt, any such machinery and equipment that do not constitute fixtures shall be included in the Collateral), which are now or may hereinafter pertain to or be used with, in or on the real property, though they be either detached or detachable.

5. The definition of “Eligible Consigned Inventory” contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and any and all references to such definition in the Loan Agreement shall also be deleted.

6. The definition of “Initial Maturity Date” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Initial Maturity Date” shall mean the first date upon which the WCMA Line of Credit will expire (subject to renewal in accordance with the terms hereof); to wit: June 30, 2008.”

7. There shall be inserted a new definition of “Net Cash Proceeds” in Section 1.1 of the Loan Agreement, which shall read as follows:

““Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the cash proceeds received by any Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any out-of-pocket expenses paid to a Person that are reasonably incurred by such Credit Party in connection therewith and (ii) in the case of an Asset Disposition, the amount of any Indebtedness secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes paid or reasonably estimated by the applicable Credit Party to be payable by such Person in respect of such Asset Disposition (provided, that if the actual amount of taxes paid is less than the estimated amount, the difference shall immediately constitute Net Cash Proceeds).”

8. The definition of “Permitted Liens” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Permitted Liens” shall mean (i) Liens created by or otherwise existing, under or in connection with this Loan Agreement or the other Loan Documents in favor of MLBFS; (ii) Liens securing indebtedness and Capital Leases (and refinancings thereof) to the extent permitted under Section 3.3(m)(c) hereof; (iii) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Customer, if required by and in conformity with GAAP; (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (v) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, utilities, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); (viii) Liens existing as of November 30, 2005 and set forth on SCHEDULE 1.1(a); provided that, without the prior written consent of MLBFS, no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto as of November 30, 2005; (ix) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default; and (x) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value for the property or use of the property to which such Lien is attached.”

9. Section 2.2(l)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(l) Line Fees. (i) In consideration of the extension of the WCMA Line of Credit by MLBFS to Customer during the period from November 30, 2005 to the Initial Maturity Date, Customer has paid or shall pay the Line Fee to MLBFS (provided that the Line Fee (A) for the period from November 30, 2005 to June 30, 2006 shall equal $8,750 and shall be due and payable on November 30, 2005 and (B) the Line Fee for the period from June 30, 2006 to the Initial Maturity Date shall be due and payable in advance on June 30, 2006, and each June 30 thereafter. If the Line Fee has not heretofore been paid by Customer, Customer hereby authorizes MLBFS, at its option, to either cause the Line Fee to be paid on November 30, 2005 with a WCMA Loan, or invoice Customer for such Line Fee (in which event Customer shall pay said fee within 5 Business Days after receipt of such invoice). No delay in the Activation Date, howsoever caused, shall entitle Customer to any rebate or reduction in the Line Fee or to any extension of the Initial Maturity Date.”

10. Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.3 APPLICABILITY OF BORROWING BASE. If and only if, at any time during which any Obligations under the Loan Agreement are outstanding, the ratio of Funded Debt to EBITDA is greater than or equal to 1.75 as measured in the immediately preceding fiscal quarter or if total Funded Debt owed to MLBFS, including all Obligations outstanding under this Loan Agreement and the Guaranty, is greater than $20,000,000, then the availability of credit under this Agreement shall be subject to the amount of the Available Borrowing Base, and, in such case in no event shall the sum of (without duplication) the WCMA Loan Balance exceed the Available Borrowing Base. At all times during which the Available Borrowing Base is applicable to the WCMA Line of Credit pursuant to this Section 2.3, Customer shall furnish to MLBFS a Borrowing Base Certificate (duly completed and executed by Customer) within 15 days after the end of each fiscal month, together with accounts receivable aging reports, inventory reports and such other supporting documentation as MLBFS may reasonably request.”

11. There shall be added a new Section 2.4 in Article II – THE WCMA LINE OF CREDIT within the Loan Agreement, which shall read as follows:

“2.4 MANDATORY PREPAYMENTS. There shall become due and payable and Customer shall prepay the outstanding Obligations under this Loan Agreement in the following amounts (such amounts serving to permanently reduce the Maximum WCMA Line of Credit unless otherwise waived by MLBFS in writing) at the following times: (i) upon the occurrence of an Event of Loss, any proceeds received as a result thereof shall be applied in accordance the provisions of Section 3.4(i) hereof, (ii) upon the receipt by any Credit Party of the proceeds from the issuance and sale of any debt or equity securities or proceeds of the issuance of equity securities to Customer or any wholly owned subsidiary (excluding the proceeds of any stock options issued in the ordinary course of business exercised by employees of the Customer or any wholly owned subsidiary), an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such issuance and sale, and (iii) upon receipt by any Credit Party of the proceeds of any Asset Disposition, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition; provided, that no prepayment shall be required pursuant to this Section 2.4(iii) unless and until the aggregate Net Cash Proceeds received during any fiscal year from Asset Dispositions exceeds $250,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.4(iii)), and provided, that, so long as no Default or Event of Default has occurred and is continuing, the recipient of such Net Cash Proceeds may reinvest the amount of such Net Cash Proceeds within sixty (60) days, in replacement fixed assets of a kind then used or usable in the business of such Credit Party. If the applicable Credit Party does not intend to so reinvest such Net Cash Proceeds, or if the time period set forth in the immediately preceding sentence expires without such Credit Party having reinvested such Net Cash Proceeds, Borrower shall prepay the outstanding Obligations under the Loan Agreement in an amount equal to such Net Cash Proceeds.”

12. Section 3.3(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(h) Acquisition Of Assets Or Stock Of Any Other Entity. Customer shall not, without the prior written consent of MLBFS, directly or indirectly acquire substantially all of the assets or at least a majority of the stock of any other entity. Notwithstanding the foregoing, provided no Default exists or would result from such an acquisition and the resultant consolidated ratio of Funded Debt to EBITDA is less than 2.00 on a pro forma basis, MLBFS’ consent shall not be required for the acquisition by Customer of assets of any other entity for the amount that is less than $3,000,000 in any single transaction or $9,000,000 for all transactions on an aggregate combined basis during any fiscal year by Customer.”

13. Section 3.3(k) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(k) Funded Debt To EBITDA Ratio. Customer shall at all times maintain a ratio of Funded Debt to EBITDA in such amounts and during such time periods as set forth in the following table (determined no less frequently than quarterly on a trailing twelve month basis):

Time Period	Funded Debt to EBITDA
From November 30, 2005 through and including December 30, 2006	Not greater than 2.50

From December 31, 2006 through and including December 30, 2007	Not greater than 2.25

December 31, 2007 and thereafter	Not greater than 2.00”

14. Section 3.3(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(m) Limitation on Indebtedness. Except upon the prior written consent of MLBFS, Customer shall not contract, create, incur, assume or permit to exist any Indebtedness at any time, except: (a) Indebtedness arising or existing under this Loan Agreement, the MLBFS Line of Credit, and other Loan Documents or any other Obligation from time to time owing to MLBFS; (b) Indebtedness of Customer existing as of November 30, 2005 specified in SCHEDULE 3.3(i) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension; and (c) Indebtedness of Customer incurred after November 30, 2005 consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such new asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the aggregate amount of all such Indebtedness shall not exceed $250,000 at any time outstanding.”

15. Section 3.3(o) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(o) Corporate Guarantors. Customer shall cause any existing or hereafter created (i) parent holding companies, (ii) direct or indirect wholly owned domestic subsidiaries and (iii) foreign subsidiaries having greater than $2,000,000 in annual revenue or $1,000,000 in total assets (each a “Foreign Subsidiary”) to guarantee Customer’s obligations hereunder and execute a guaranty agreement and other documents in form and substance reasonably acceptable to MLBFS. At its option, MLBFS may accept a pledge of 66 2/3% of the outstanding common equity interest of a Foreign Subsidiary in lieu of a guaranty agreeemnt from such Foreign Subsidiary. Any entities in existence as of November 30, 2005 meeting the characteristics set forth in items (i), (ii) and (iii) above are set forth in Schedule 3.3(o) hereto.”

16. Section 3.3(p) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(p) Notice of Altiva Share Purchase. Upon thirty (30) day prior written notice to MLBFS, Customer shall obtain the written consent of MLBFS to Customer’s exercise of the Buyout Option pursuant to rights granted under the Securities Purchase Agreement.”

17. There shall be added a new subsection (r) to Section 3.3 in Article III – GENERAL PROVISIONS within the Loan Agreement, which shall read as follows:

“(r) Prepayments Restricted. Customer shall not directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of Funded Debt not owed to MLBFS, except for regularly scheduled payments of principal and interest (but no voluntary prepayments) in respect of such Funded Debt made in full compliance with the applicable loan agreement or (b) amend or otherwise modify the terms of any loan agreement if the effect of such amendment or modification is to (i) change the timing of payment of such Indebtedness; (ii) change the dates upon which payments of principal or interest are due on, or the principal amount of, such Indebtedness; (iii) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (iv) change the prepayment provisions of such Indebtedness or any of the defined terms related thereto; or (v) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Customer, any subsidiaries, or MLBFS. Customer shall, prior to entering into any such amendment or modification, deliver to MLBFS reasonably in advance of the execution thereof, any final or execution form copy thereof and, if approval of MLBFS is required by the terms of the Loan Agreement prior to the taking of any such action, Customer agrees not to take, nor permit any of its subsidiaries to take, any such action with respect to any such items without obtaining such approval from MLBFS.”

18. The Borrowing Base Certificate referenced in the Loan Agreement shall be deemed to be a reference to the Borrowing Base Certificate attached hereto as Exhibit A.

19. The Certificate of Compliance referenced in the Loan Agreement shall be deemed to be a reference to the Certificate of Compliance attached hereto as Exhibit B.

20. The exhibit listing locations of Tangible Collateral referenced in the Loan Agreement shall be deemed to be a reference to such exhibit attached hereto as Exhibit C.

21. The Schedule 1.1(a) referenced in the Loan Agreement shall be deemed to be a reference to Schedule 1.1(a) attached hereto.

22. The Schedule 3.3(i) referenced in the Loan Agreement shall be deemed to be a reference to Schedule 3.3(i) attached hereto.

Affirmations

1. The Customer acknowledges and agrees that its obligations under the Loan Agreement and the other Loan Documents remain valid and binding obligations enforceable against it in accordance with the terms thereof, and that there are no claims, set-offs or defenses to the satisfaction thereof.

2. The Customer acknowledges and agrees that the security interests and other liens granted to MLBFS in the Collateral are and remain valid and first priority liens on the assets subject thereto (other than Permitted Liens), and the Intercreditor Agreement by and between MLBFS and the Customer dated as of June 25, 2004 remains a valid and binding obligation enforceable against it in accordance with the terms thereof. The Customer further represents and warrants that there are no claims, set-offs or defenses to exercise of any rights or remedies available to MLBFS as creditor in realizing upon such assets under the terms and conditions of the Loan Agreement and the other Loan Documents, as the case may be.

3. The Customer acknowledges and agrees that, notwithstanding this Amendment, the Customer continues to unconditionally guaranty the WCMA Line of Credit No. 2BN-07A10 from MLBFS to Altiva Corporation (the “Altiva Line of Credit”) pursuant to the terms and conditions of the Unconditional Guaranty dated as of June 25, 2004. The Customer further acknowledges the Altiva Line of Credit has been amended as of the date hereof to, inter alia, increase the Maximum WCMA Line of Credit (as defined in the Altiva Line of Credit) to $4,500,000 as of the date hereof through June 30, 2006, and $6,000,000.00 commencing July 1, 2006.

4. The Customer hereby acknowledges and agrees that all loans between MLBFS and Customer will be cross-collateralized and cross-defaulted with any loans between MLBFS and Guarantors, and the Loan Agreement will be further cross defaulted with all of Borrower’s and Guarantor’s other loans and material agreements in excess of $250,000.00.

Waiver of Claims and Defenses; Release

1. The Customer further acknowledges and represents that it does not have any claim, counterclaim, cause of action or defense of any kind by way of set-off or otherwise to the payment and satisfaction in full of its obligations under the Loan Documents. The foregoing notwithstanding, to the extent that any such claim or defense may or does exist, the Customer hereby waive and release any and all such claims, counterclaims, causes of action and defenses.

2. The Customer further waives and releases and affirmatively agrees not to allege or otherwise pursue, in any manner, any and all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that it may have to contest: (i) any provisions of the Loan Documents; (ii) the rights of MLBFS to all issues, profits, products and proceeds of the Collateral as set forth in any of the Loan Documents; (iii) the liens for the benefit of MLBFS in any property (whether real or personal, tangible or intangible) right or other interest, now or hereafter arising in connection with the Collateral as set forth in the Loan Documents; and (iv) any and all acts or omissions of MLBFS in the administration of the Loan Documents or otherwise; and fully and forever releases and discharges MLBFS from any and all claims or liability of any kind or nature with respect to the foregoing.

Conditions to Effectiveness

The agreement of MLBFS to modify the Loan Documents set forth above, in each case as set forth herein, is subject to the condition precedent that, on or before the date hereof, Customer has satisfied the conditions set forth in the commitment letter dated September 21, 2005 including, but not limited to, the following, each in form and substance satisfactory to MLBFS:

(a)	a waiver by SunTrust Bank, a Florida banking corporation (“SunTrust”), of the compliance by the Customer with the provisions of Section 8(a) of a Credit Agreement dated as of November 1, 1997 by and between the Customer and SunTrust with respect to the increase in the WCMA Line of Credit and the increase of the Altiva Line of Credit contemplated herein;

(b)	the adoption by the Board of the Directors of the Customer of a resolution authorizing the increased borrowing under the Loan Agreement, as amended hereby, in an amount not to exceed $24,000,000, and authorizing the appropriate officers of the Customer to negotiate, execute and deliver this Amendment;

(c)	the payment by the Customer and receipt by MLBFS of (i) an amendment fee of $15,000 and (ii) an initial Line Fee of $8,750;

(d)	the completion by Customer of a Borrowing Base Certificate dated September 30, 2005 and submission of same to MLBFS;

(e)	the receipt and satisfactory review of an evaluation and appraisal audit of the Customer’s inventory by an independent third party consultant;

(f)	the review and approval of the most recent Suntrust and Compass Bank loan documents;

(g)	the receipt of Collateral Removal Agreements with landlords of locations of Tangible Collateral, as applicable;

(h)	the receipt of consents by SunTrust, as mortgagee, for removal of collateral, as applicable;

(i)	the receipt of an assignment of the Distribution Agreement between the Customer and Waldemar Link GMBH & Co. KG (“Link”) dated as of March 1, 2005 in favor of MLBFS dated the date hereof;

(j)	After accounting for this Letter Agreement and all other Funded Debt, Customer shall have excess availability under the WCMA Line of Credit of not less than $3,000,000 at closing;

(k)	the receipt of evidence of sufficient insurance in accordance with the terms of the Loan Agreement, and at the option of MLBFS, the review of same by a independent insurance consultant;

(l)	this Amendment duly executed and delivered by the Customer; and

(m)	the fees and expenses to outside counsel to MLBFS for services rendered in connection with the transaction described herein.

Full Force and Effect

By the execution and delivery of this Letter Agreement, the Customer agrees that all the Loan Documents are and shall continue to be in full force and effect, as amended hereby and each is hereby ratified and confirmed in all respects except that after giving effect to this Letter Agreement all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Loan Agreement, shall mean the said Loan Agreement, as amended hereby; and all references in the other Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Amendment is given as a modification to the obligations of the Customer under the Loan Documents and not as a novation or extinguishment thereof.

Representations and Warranties

In order to induce MLBFS to enter into this Letter Agreement, the Customer makes the following representations and warranties to MLBFS, which shall survive the execution and delivery hereof:

(i) The execution and delivery of this Letter Agreement has been authorized by all necessary corporate action required on its part, this Letter Agreement has been duly executed and delivered by it, and this Letter Agreement and the Loan Documents, as amended hereby, constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, moratorium laws from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii) No Event of Default has occurred and is continuing under the Loan Agreement, and no event has occurred which, with notice, lapse of time or both, would constitute such an Event of Default; and

(iii) The representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof in all material respects.

Miscellaneous

This Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

This Letter Agreement, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

Please acknowledge your acceptance of the foregoing provisions by signing where indicated below. This Letter Agreement constitutes a Loan Document under the Loan Agreement, and failure to adhere to the terms herein will constitute an Event Default thereunder.

All other terms and conditions of the Loan Agreement remain in full force and effect.

Merrill Lynch Business Financial Services Inc.

By:	/s/ Pauline Roh
Name:	Pauline Roh
Title:	Vice President

Agreed and Accepted to by:

Exactech, Inc.

By:	/s/ Joel C. Phillips
Joel C. Phillips,
Chief Financial Officer

EXHIBIT A

BORROWING BASE CERTIFICATE

WCMA LOAN AND SECURITY AGREEMENT NO. 2BN-07R53

ATTACHED TO AND HEREBY MADE A PART OF WCMA LOAN AND SECURITY AGREEMENT NO. 2BN-07R53 DATED AS OF JUNE 25, 2004 BETWEEN MLBFS AND EXACTECH, INC., AS AMENDED.

To:	Merrill Lynch Business Financial Services Inc. (“MLBFS”)
222 North LaSalle Street, 17th Floor
Chicago, IL 60601

The undersigned, on behalf of Exactech, Inc. (“Customer”), hereby certifies to MLBFS that: (i) he/she is an officer authorized to execute and deliver this certificate on behalf of Customer, and is familiar with the business and financial condition of the Customer; (ii) the financial statements delivered with this Certificate fairly present in all material respects the results of operations and financial condition of Customer; and (iii) to the best of my knowledge and belief, after reasonable investigation, each of the following statements is true and correct as of the date hereof: (a) no Event of Default (as defined in the Loan Agreement), or event which with the giving of notice, passage of time, or both, would constitute and Event of Default, has occurred or is continuing, (b) no material adverse change in the financial condition of Customer has occurred or is continuing, and (c) the attached annexations, which are hereby incorporated herein by reference, are accurate, true and correct, and do not fail to state any material fact known (or should have been known) to Customer which would, but for the lapse of time, make any such statement or calculation false in any respect.

Customer represents and warrants that the foregoing information is accurate and complete as of the first date above written.

Customer has caused this Borrowing Base Certificate to be executed and delivered by its officer in charge of financial matters.

EXACTECH, INC.

By:

Name:

Title

Date

INSTRUCTIONS: AS REQUIRED PURSUANT TO SECTION 2.3 OF THE LOAN AGREEMENT (TO WHICH THIS ORIGINAL FORM OF BORROWING BASE CERTIFICATE IS ATTACHED AS EXHIBIT A), THIS BORROWING CERTIFICATE AND THE ATTACHED ANNEXATIONS MUST BE COMPLETED BY YOU WITHIN 15 DAYS AFTER THE CLOSE OF EACH FISCAL MONTH. MLBFS EXPECTS YOU TO MAKE COPIES OF THIS ORIGINAL FORM OF BORROWING BASE CERTIFICATE AND SEND THEM TO MLBFS WITHOUT NOTIFICATION OR REMINDER. ADDITIONAL COPIES WILL BE PROVIDED TO YOU UPON REQUEST.

A-2

BORROWING BASE CERTIFICATE

WCMA LOAN AND SECURITY AGREEMENT NO. 2BN-07R53

Exactech, Inc.

Borrowing Base Certificate, as of:	[insert date ]

A. COMPUTATION OF TOTAL BORROWING BASE (in dollars)
1) ELIGIBLE ACCOUNTS
(a) Total Accounts
(b) Less Accounts more than 60 days past due
(c) Less Accounts due from international parties
(d) Less other Accounts that are not Eligible Accounts*

2) TOTAL ELIGIBLE ACCOUNTS	$—
3) 80% of Total Eligible Accounts	$—

4) ELIGIBLE INVENTORY
(a) Total Inventory
(b) Less Raw Materials & WIP
(c) Less Surgical Instrumentation
(d) Less other Inventory that is not Eligible Inventory*

5) TOTAL ELIGIBLE INVENTORY	$—
6) 50% of Total Eligible Inventory	$—
7) Lesser of A6 and $17,000,000	$—

8) TOTAL BORROWING BASE (Sum of A3 and A7)	$—
(* See limitations in definition of “Eligible Accounts” and “Eligible Inventory” set forth in Loan Agreement.)

B. AVAILABLE BORROWING BASE
1) Total Borrowing Base (A8)	$—
2) Less maximum amount of Customer’s obligations under Altiva Guaranty*	$4,500,000
3) Borrowing Base, net (B1 less B2)	$(4,500,000)
4) Maximum WCMA Line of Credit Amount	$24,000,000
5) Available Borrowing Base (lesser of B3 and B4)	$(4,500,000)
(* $6,000,000 at 7/1/06 and thereafter)

C. BORROWING AVAILABILITY
1) Available Borrowing Base (B5)	$(4,500,000)
2) Less outstanding Principal Balance of Revolving Loans	$—

4) Borrowing Availability* (C1 less C2)	$(4,500,000)
(* If this results in a negative number, this is the amount Customer must prepay.)

A-2

EXHIBIT B

COMPLIANCE CERTIFICATE – WCMA LOAN AND SECURITY AGREEMENT NO. 2BN-07R53

ATTACHED TO AND HEREBY MADE A PART OF THIS WCMA LOAN AND SECURITY AGREEMENT NO. 2BN-07R53 DATED AS OF JUNE 25, 2004 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND EXACTECH, INC., AS AMENDED.

To:	Merrill Lynch Business Financial Services Inc. (“MLBFS”)
222 North LaSalle Street
17th Floor
Chicago, IL 60601

The undersigned, on behalf of EXACTECH, INC. (“Customer”), hereby certifies to MLBFS that: (i) he/she is an officer authorized to execute and deliver this certificate on behalf of Customer and is familiar with the business and financial condition of Customer; (ii) the financial statements delivered with this Certificate fairly present in all material respects the results of operations and financial condition of Customer; and (iii) to the best of my knowledge and belief, after reasonable investigation, each of the following statements is true and correct as of the date hereof: (a) no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute and Event of Default, has occurred or is continuing, (b) no material adverse change in the financial condition of Customer has occurred or is continuing since the date of the financing statements attached hereto, and (c) the attached annexations, which are hereby incorporated herein by reference, are accurate, true and correct, and do not fail to state any material fact known (or should have been known) to Customer that would, but for the lapse of time, make any such statement or calculation false in any respect.

The Funded Debt of EBITDA Ratio for the period covered by this certificate, as demonstrated by the calculations required by Section 3.3(k) attached hereto, is              to 1.0. As a result of the foregoing, Tier Level              of the pricing grid, duplicated below, is the applicable Tier Level for purposes of determining the Applicable Margin.

Tier Level	Funded Debt to EBITDA	Applicable Margin

IV	If ratio is greater than or equal to 2.00	237.5 basis points (2.375%)

III	If ratio is less than 2.00 but greater than or equal to 1.50	200.0 basis points (2.000%)

II	If ratio is less than 1.50 but greater than or equal to 1.00	175.0 basis points (1.750%)

I	If ratio is less than 1.00	150 basis points (1.500%)

Date:

Signature

Printed Name

Title

INSTRUCTIONS: IN ACCORDANCE WITH THE TERMS OF THE LOAN AGREEMENT (TO WHICH THIS ORIGINAL FORM OF COMPLIANCE CERTIFICATE IS ATTACHED AS EXHIBIT B), THIS COMPLIANCE CERTIFICATE AND THE ATTACHED ANNEXATIONS MUST BE COMPLETED BY YOU WITHIN 45 DAYS AFTER THE CLOSE OF EACH FISCAL QUARTER. MLBFS EXPECTS YOU TO MAKE COPIES OF THIS ORIGINAL FORM OF COMPLIANCE CERTIFICATE AND SEND THEM QUARTERLY TO MLBFS WITHOUT NOTIFICATION OR REMINDER. ADDITIONAL COPIES WILL BE PROVIDED TO YOU UPON REQUEST.

RATIO OF FUNDED DEBT TO EBITDA ANNEX

TO COMPLIANCE CERTIFICATE

(Exhibit B to Loan Agreement)

Customer shall at all times maintain a ratio of Funded Debt to EBITDA (as each term is defined in the Loan Agreement) of not greater than 2.50 to 1.00, stepping down to 2.25x at FYE2006, and to 2.00x at FYE 2007 and thereafter determined no less frequently than quarterly on a trailing twelve month basis.

(a) Funded Debt
(i) indebtedness from letters of credit and guarantees	$

(ii) all other indebtedness for borrowed money (w/o duplication)	$

(iii) excluding subordinated indebtedness	$(	)

TOTAL FUNDED DEBT (=)	$

(b) EBITDA
consolidated earnings	$
taxes (+)	$
interest (+)	$
depreciation (+)	$
amortization (+)	$
non-recurring items (+/-)	$(	)
TOTAL EBITDA (=)	$

Ratio of Funded Debt to EBITDA (a/b)              to 1.00

In Compliance?    Yes / No

FIXED CHARGE COVERAGE RATIO ANNEX

TO COMPLIANCE CERTIFICATE

(Exhibit B to Loan Agreement)

Customer shall at all times maintain a Fixed Charge Coverage Ratio (as defined in Loan Agreement) of not less than 1.30 to 1.00 determined no less frequently than quarterly on a trailing twelve month basis.

(a) EBITDA

consolidated earnings	$
taxes (+)	$
interest (+)	$
depreciation (+)	$
amortization (+)	$
non-recurring items (+/-)	$(	)
internally financed capital expenditures (-)	$(	)
TOTAL EBITDA (=)	$

(a) Fixed Charges

principal and interest	$
rents under capital leases (+)	$
div./distr. to owners (+)	$
taxes paid in cash (+)	$
TOTAL FIXED CHARGES (=)	$

Fixed	Charge Coverage Ratio (a/b) to 1.00

In Compliance?    Yes / No

EXHIBIT C

ATTACHED TO AND HEREBY MADE A PART OF WCMA LOAN AND SECURITY AGREEMENT NO. 2BN-07R53 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND EXACTECH, INC., AS AMENDED.

Additional Locations of Tangible Collateral:

2243 NW 66th Ct

Gainesville, FL 32653

2320 NW 66th Court

Gainesville, FL 32653

2402 NW 66th Court

Gainesville, FL 32653

2411 NW 66th Court

Gainesville, FL 32653

445 Northern Boulevard

Great Neck, NY 11021

300 Roundhill Drive

Rockaway, NJ 07866

Schedule 1.1(a) – Permitted Liens

Lienholder/Secured Party	Date Lien Filed	Office	UCC File #	Other Information	Collateral
Merrill Lynch Business Financial Services, Inc.	6/27/95	Florida Secured Transaction Registry – Florida Secretary of State	950000128621	Amendment filed on 8/3/98 (File #980000171898) and Continuation statement filed on 3/10/00 (file #200000059077) and another Continuation statement filed on 12/29/04 (file #200408621972)	All Personal Property
SunTrust Bank, North Central Florida	11/18/97	Florida Secured Transaction Registry – Florida Secretary of State	970000260452	Continuation statement filed on 9/25/02 (File #200202248303) and Amendment filed on 10/25/02 (File #200202485038)	All Personal Property and Real Property constituting the Customer’s orthopedic implant manufacturing facility
Compass Bank	4/12/04	Florida Secured Transaction Registry – Florida Secretary of State	200406619644		Specified items of equipment
Compass Bank	7/17/03	Florida Secured Transaction Registry – Florida Secretary of State	200304477441		Specified items of equipment
Compass Bank	3/17/03	Florida Secured Transaction Registry – Florida Secretary of State	200303497112		All equipment
Compass Bank	9/29/05	TBA	TBA	TBA	Specified items of equipment
SunTrust Bank, North Central Florida	11/25/97	Alachua County, Florida Official Records	Bk 2141 Pg. 2036	Continuation statement filed on 9/24/02 (Bk 2521 Pg. 1168)	All Personal Property and Real Property constituting the Customer’s orthopedic implant manufacturing facility
SunTrust Bank, North Central Florida	11/18/97	Alachua County, Florida Official Records	Bk 2140 Pg. 1902	Continuation statement filed on 9/24/02 (Bk 2521 Pg. 1170)	All Personal Property and Real Property constituting the Customer’s orthopedic implant manufacturing facility
SunTrust Bank, North Central Florida	10/13/05	TBA	TBA	TBA	All Personal Property and Real Property constituting the Customer’s orthopedic implant manufacturing facility

Liens held by lessors to leased premises listed on Exhibit 1 to the Loan Agreement.

SCHEDULE 3.3(m) – Permitted Indebtedness

Loan from SunTrust Bank in a principal amount equal to $4.2 million for use in completing expansion of Customer’s plant and office complex. Matures on September 20, 2012.

Loan from SunTrust Bank in a principal amount equal to $4.0 million for use in completing expansion of Customer’s plant and office complex. Matures on October 18, 2015.

Loans from Compass Bank to finance the purchase of certain items of equipment for Customer’s facility expansion – current balance in an aggregate amount equal to $1.581 million. Matures on February 24, 2009.

Loans from Compass Bank to finance the purchase of certain items of equipment for Customer’s facility expansion – current balance in an aggregate amount equal to $1.017 million. Matures on October 1, 2011.

Industrial revenue bond with SunTrust Bank for use in construction of Customer’s current facility. Balance due under the bond as of November 25, 2005 was $2.4 million. Matures on November 1, 2017.

SCHEDULE 3.3(O) – SUBSIDIARIES

(i)	Parent holding companies: None

(ii)	Direct or indirect wholly owned domestic subsidiaries: None

(iii)	Foreign subsidiaries having greater than $2,000,000 in annual revenue or $1,000,000 in total assets: None